Exhibit 99.2

GRID AI TECHNOLOGIES CORP.

Pro Forma Consolidated Balance Sheets (unaudited)

As of September 30, 2025

	Grid AI Technologies Corp	GridAI, Corp	Adjustments		Consolidated
	September 30, 2025	September 30, 2025	September 30, 2025		September 30, 2025
ASSETS

Current Assets:
Cash and cash equivalents	$2,180,789	$332,969	—		$2,513,758
Subscription receivable	—	447,935	—		447,935
Trade receivable	—	37,372	—		37,372
Prepaid expenses	98,175	11,125	—		109,300
Assets of disposal group held-for-sale	83,170,009	—	—		83,170,009
Other receivables	—	138,145	—		138,145
Other current assets	—	206,043	—		206,043
Total Current Assets	85,448,973	1,173,589	—		86,622,562

Other Assets:
Developed technology, net	—	563,116	18,002,884	Note 3	18,566,000
Customer relationships	—	90,854	2,215,146	Note 3	2,306,000
DLS developed technology		-	727,000	Note 3	727,000
Trade name	—	156,317	656,683	Note 3	813,000
Goodwill	1,684,182	225,001	18,911,030	Note 4	19,136,031
Investment GridAI	27,110,586	—	(27,110,586)	Note 5	—
Deposits	49,122	—	—		49,122
Total Other Assets	28,843,890	1,035,288	11,808,829		41,688,007

Total Assets	$114,292,863	$2,208,877	$11,808,829		$128,310,569

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$3,474,909	$1,079,668	—		$4,554,577
Accrued expenses	410,324	—	—		410,324
Deferred consideration- short term	—	7,000,000	—		7,000,000
Accrued dividend payable	1,564,753	—	—		1,564,753
Line of credit	700,000	310,000	—		1,010,000
Operating lease liabilities - current	135,609	—	—		135,609
Liabilities held-for-sale	23,672,708	—	—		23,672,708
Income tax payable	—	71,140	—		71,140
Due to related party	—	269,898	—		269,898
Other current liabilities	59,482	—	—		59,482
Total Liabilities	30,017,785	8,730,706	—		38,748,491

Mezzanine Equity:
Series G preferred stock- Par value $0.0001 per share; 13,000 shares designated; 12,373.226 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively.	61,681,100	—	—		61,681,100
Stockholders’ Equity (Deficit):
Series B preferred stock- Par value $0.0001 per share; 1,731.6 shares authorized; 475.56 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively.	255	—	—		255
Series C preferred stock- Par value $0.0001 per share; 25,000 shares authorized; 0 shares issued and outstanding at September 30, 2025 and December 31, 2024.	—	—	—		—
Series D preferred stock- Par value $0.0001 per share; 50 shares designated; 0 shares issued and outstanding at September 30, 2025 and December 31, 2024.	—	—	—		—
Series E preferred stock- Par value $0.0001 per share; 50 shares designated; 0 shares issued and outstanding at September 30, 2025 and December 31, 2024.	—	—	—		—
Series F preferred stock- Par value $0.0001 per share; 2,333 shares designated; 0 shares issued and outstanding at September 30, 2025 and December 31, 2024.	,				—
Series H preferred stock-Par value $0.0001 per share, 38,801.546 shares designated and 28,604.5 shares issued and outstanding at September 30, 2025 and 0 at December 31, 2024	4	—	—		4
Common stock - Par value $0.0001 per share; 100,000,000 shares authorized; 2,547,147 and 1,584,650 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively.	—	380,000	(380,000)	Note 6	—
Additional paid-in capital	228,392,426	—	—		228,392,426
Accumulated deficit	(205,798,707)	(5,508,419)	5,508,419	Note 6	(205,798,707)
Cumulative translation adjustment	—	237,047	(237,047)	Note 6
Non-controlling interest		(1,630,457)	6,917,457	Note 7	5,287,000
Total Stockholders’ Equity (Deficit)	22,593,978	(6,521,829)	11,808,829	Note 6	27,880,978
Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$114,292,863	$2,208,877	$11,808,829		$128,310,569

GRID AI TECHNOLOGIES CORP.

Pro Forma Consolidated Statement of Operations (unaudited)

For the period January 1, 2025 to September 30, 2025

	GridAI Technologies Corp September 30, 2025	Grid AI Corp September 30, 2025	Adjustments		Combined ProForma
Revenue	$—	$138,697	—		$138,697
Operating expenses:
Cost of services	—	320,548	—		320,548
Research and development expenses	32,080		—		32,080
General and administrative expenses	2,362,967	4,957,068	1,672,425	Note 8	8,992,450
Total operating expenses	2,395,037	5,277,616	1,672,425		9,345,078

Loss from operations	(2,395,037)	(5,138,919)	(1,672,425)		(9,174,301)

Other (expense) income:
Interest income (expense), net	(90,037)		—		(90,037)
Foreign exchange loss	—	(202,761)	—		(202,761)
Other income (expense), net	(108,818)	1,515	—		(107,303)
Financing costs		(4,334)	—		(4,334)
Total other income (expense)	(198,855)	(205,580)	—		(404,435)

Current tax benefit	—	(92,748)	—		(92,748)

Loss from continued operations	$(2,593,892)	$(5,251,751)	$(1,672,425)		$(9,518,068)

Loss from discontinued operations net of tax	(816,808)	—	—		(816,808)
Net loss	$(3,410,700)	$(5,251,751)	$(1,672,425)		$(10,589,048)

Preferred stock dividends	(254,172)	—	—		(254,172)
Net loss applicable to common shareholders	$(3,664,882)	$(5,251,751)	$(1,672,425)		$(10,598,048)

Weighted average shares outstanding, basic and diluted	1,609,863	—	424,348		2,034,211
Loss per share, basic and diluted	$(2.28)		—		$(5.21)
Loss per share from discontinued operations, basic and diluted	$(0.51)		—		$(0.40)

Note 1 – Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 gives effect to the acquisition of Grid AI Corp. (“GridAI”) as if the transaction had occurred on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the period from January 1, 2025 to September 30, 2025 reflect the combined results of the Company and GridAI for such period. GridAI’s substantive operations commenced on February 28, 2025; accordingly, no material operating activity is reflected for GridAI prior to that date, consistent with the financial statement footnote disclosure.

Note 2 – Purchase Price Allocation

The acquisition has been accounted for as a business combination under ASC 805. The preliminary purchase price allocation resulted in the recognition of identifiable intangible assets and goodwill as follows:

•	Developed technology: $18,566,000

•	Customer relationships: $2,306,000

•	DLS developed technology: $727,000

•	Trade name: $813,000

•	Goodwill: $17,542,703

These amounts represent the excess of purchase consideration over the fair value of identifiable net assets acquired.

Note 3 – Intangible Asset Adjustments

The pro forma adjustments reflect the recognition of intangible assets to their estimated fair values in accordance with ASC 805. These adjustments adjust the carrying value of intangible assets to the following fair values as determined in the purchase price allocation:

•	Developed technology: $18,566,000

•	Customer relationships: $2,306,000

•	DLS developed technology: $727,000

•	Trade name: $813,000

These amounts are reflected within “Developed technology, net,” “Customer relations,” and “Trade name” in the pro forma balance sheet.

Note 4 – Goodwill Recognition

Goodwill of $17,542,703 represents the excess of the purchase consideration over the fair value of identifiable net assets acquired. The goodwill recognized is primarily attributable to expected synergies, assembled workforce, and future economic benefits from GridAI.

Note 5 – Elimination of Investment in GridAI

The pro forma adjustments include the elimination of the historical investment in GridAI of $27,110,586, which is replaced by the underlying assets and liabilities of GridAI in consolidation.

Note 6 – Equity Adjustments

The pro forma adjustments reflect:

•	Elimination of GridAI historical equity balances, including:

o	Additional paid-in capital: $(4,831,875)

o	Accumulated deficit: $3,289,116

o	Cumulative translation adjustment: $(240,078)

•	Recognition of non-controlling interest of $5,287,000 representing the portion of GridAI not acquired.

Note 7 – Non-Controlling Interest

The pro forma balance sheet reflects non-controlling interest of $5,287,000, representing the equity interest retained by minority shareholders in GridAI following the acquisition.

Note 8– Intangible Asset Amortization

The pro forma adjustment of $1,672,425 reflects incremental amortization expense related to the identifiable intangible assets recognized in the acquisition of GridAI, as if the acquisition had occurred on January 1, 2025. This adjustment is reflected within general and administrative expenses in the unaudited pro forma condensed consolidated statement of operations.

This adjustment represents the difference between amortization based on the preliminary fair values assigned to the acquired intangible assets and the historical amortization recorded by GridAI and is reflected within general and administrative expenses.